Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE GENERAL DYNAMICS CORPORATION

2009 EQUITY COMPENSATION PLAN

This Restricted Stock Award Agreement (the “Agreement”) is entered into as of [            ], (the “Grant Date”), by and between General Dynamics Corporation (the “Company”) and [            ] (the “Grantee”).

WHEREAS, the Company sponsors the General Dynamics Corporation 2009 Equity Compensation Plan (the “Plan”), pursuant to which the Company may grant shares of Restricted Stock; and

WHEREAS, the Company desires to grant the Grantee a Restricted Stock award.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1. Number of Shares. The Grantee is hereby granted [            ] shares of Restricted Stock, subject to the restrictions set forth herein.

2. Terms of Restricted Stock. The grant of Restricted Stock provided in Section 1 hereof will be subject to the following terms, conditions and restrictions:

(a) Incidents of Ownership. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee will possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividend equivalents with respect to such shares and the right to vote such shares.

(b) Restricted Period. Except as may otherwise be provided herein, the restrictions on transfer of the Restricted Stock will lapse on the first day of January on which the New York Stock Exchange is open for business of the fourth calendar year following the calendar year in which the Grant Date occurs (the “Restricted Period”) provided that the Grantee is employed by the Company or is serving as a director of the Company on such date or dies prior to such date while employed by the Company or serving as a director of the Company. Upon the lapse of restrictions relating to the Restricted Stock, the Company, in its sole discretion, may either issue to the Grantee or the Grantee’s personal representative a stock certificate representing, or deposit in such Grantee’s or the Grantee’s personal representative’s brokerage account via electronic transfer, one share of Common Stock, free of the restrictive legend described in Section 3 hereof, in exchange for each whole share of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock have previously been delivered to the Grantee or shares have previously been deposited in such Grantee’s brokerage account, the Grantee will return such certificates or shares to the Company, complete with any necessary signatures or instruments of transfer, prior to the issuance by the Company of such unlegended shares of Common Stock.

(c) Transfer Restrictions. Shares of Restricted Stock, and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in the Plan and this Agreement applicable thereto, as set forth in this Section 2.

(d) Incorporation of Plan by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement will have the definitions set forth in the Plan. The Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions will be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement. If there exists any inconsistency between the terms of this Agreement and the Plan, the terms contained in the Plan will govern. If there exists any inconsistency between the terms of the Restricted Stock as provided for herein (including, but not limited to, terms relating to the number of shares of Restricted Stock or the termination of the Restricted Period) and the terms as indicated in the records maintained by Company, the terms as indicated in the records of the Company will govern.

3. Certificate; Restrictive Legend. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto will be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the General Dynamics Corporation Equity Compensation Plan and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, will be null and void and without effect.

4. Termination of Employment or Service as a Director.

(a) General. In the event that (i) the Grantee ceases to be employed by the Company or ceases to be a director of the Company for any reason (other than due to death, total and permanent disability, Retirement (as defined below), divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, or lay-off), prior to the end of the Restricted Period or (ii) the Grantee ceases to be employed by the Company on account of lay-off prior to December 31st of the calendar year following the calendar year in which the Grant Date occurs (the “Determination Date”), the Restricted Stock will be automatically forfeited by the Grantee on the date of such termination. For purposes of this Agreement, “Retirement” means, (A) with respect to an employee who is not an elected officer of the Company on the date on which the employee’s employment with the Company terminates, the termination of employment after the attainment of age 55 with at least five (5) or more years of continuous service and (B) with respect to an employee who is an elected officer of the Company on the date on which the employee’s employment with the Company terminates, termination of employment after attaining age 55 with the consent of the Chief Executive Officer of the Company.

(b) Certain Terminations. In the event that the Grantee ceases to be employed by the Company or ceases to be a director of the Company due to total and permanent disability, Retirement, divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, prior to the Determination Date, then the restrictions on transfer will lapse on the last day of the Restricted Period with respect to a number of shares of Restricted Stock equal to product of (i) the total number of shares of Restricted Stock granted hereunder and (ii) a fraction, the numerator of which will be the number of days from January 1 of the year in which the Grant Date occurs to the last day of the month in which such termination occurs and the denominator of which will be 730, such product to be rounded down to the nearest whole share (the “Pro Rated Restricted Stock”), and the remaining shares of Restricted Stock will be automatically forfeited by the Grantee as of the date of such termination. In the event that the Grantee ceases to be employed by the Company or ceases to serve as a director of the Company due to total and permanent disability, Retirement, divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, or lay-off, in each case, on or after the Determination Date, then the restrictions on transfer will lapse on the last day of the Restricted Period with respect to all of the shares of Restricted Stock granted hereunder. Notwithstanding the foregoing, all of the shares of Restricted Stock will be automatically forfeited by the Grantee if the Grantee causes “Harm” (as defined below) to the Company during the Restricted Period. For purposes of this Agreement, “Harm” includes, but is not limited to, any actions that adversely affect the Company’s financial standing, reputation, or products, or any actions involving personal dishonesty, a felony conviction related to the Company, or any material violation of any confidentiality or non-competition agreement with the Company.

(c) Change in Control. Notwithstanding the foregoing, in the event that within two (2) years following a Change in Control, the Grantee’s service with the Company and its affiliates is terminated (i) by the Company or any of its affiliates for any reason other than for Cause or (ii) by the Grantee for Good Reason, any shares of Restricted Stock outstanding as of such date, will become immediately vested.

5. Tax Withholding. The Company will withhold from the shares of Restricted Stock otherwise deliverable hereunder such number of shares as it will determine is necessary to satisfy all applicable withholding tax obligations in respect of such shares, unless the Grantee has made alternative arrangements satisfactory to the Company with respect to such tax withholding obligations.

6. Miscellaneous.

(a) No Right to Continued Employment. Nothing in the Plan or in this Agreement will confer upon the Grantee any right to continue in the employ of the Company nor interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without cause.

(b) Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement will be valid unless the same is agreed to in writing by the parties hereto. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supercede all prior communications, representations and negotiations in respect thereof. The failure of the Company to enforce, at any time, any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.

(c) Bound by Plan and Other Related Documents. By accepting the award of Restricted Stock, the Grantee acknowledges that the Grantee has received a copy of the Plan and General Dynamics Corporate Policy 03-103, “Detection and Prevention of Insider Trading in General Dynamics Corporation Securities” (the “Trading Policy”) and has had an opportunity to review the Plan and the Trading Policy and agrees to be bound by all the terms and provisions of the Plan and the Trading Policy.

(d) Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and of the beneficiaries, executors, administrators, heirs and successors of the Grantee.

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